                                                      Registration No. 333-_____

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                              13-4000208
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                Seydelstrasse 28
                            Berlin, Germany, D-10117
                    (Address of Principal Executive Officers)

                      RELEASE AND STOCK PURCHASE AGREEMENT
                                OPTION AGREEMENT
                    SETTLEMENT AGREEMENT AND GENERAL RELEASE
                 CONSULTING SERVICES AGREEMENT (ALLAN KLEPFISZ)
                    CONSULTING SERVICES AGREEMENT (CHAI ONG)
                            (Full Title of the Plan)

                           --------------------------

                                 James Samuelson
                      Advanced Technology Industries, Inc.
                           2030 Main Street, Ste. 1300
                                Irvine, CA 92614
                                 (949) 260-4770
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

================================================================================

                                             CALCULATION OF REGISTRATION FEE
                                             -------------------------------

                                                                           Proposed         Proposed
                                                                           Maximum           Maximum         Amount of
                                                      Amount to be      Offering Price      Aggregate      Registration
Title of securities to be registered                 Registered (1)       per Share      Offering Price         Fee
------------------------------------                 --------------       ---------      --------------         ---
Release and Stock Purchase Agreement
Common Stock, $.0001 par value per share....            1,526,238          $0.12(2)         $183,149           $23.20
Option Agreement
Common Stock, $.0001 par value per share....              937,777          $0.22(3)         $206,311           $26.14
Settlement Agreement and General Release
Common Stock, $.0001 par value per share....            1,750,000          $0.12(2)         $210,000           $26.61
Consulting Services Agreement
(Allan Klepfisz)
Common Stock, $.0001 par value per share....            2,337,500          $0.15(4)         $350,625           $44.43
Consulting Services Agreement
(Chai Ong)
Common Stock, $.0001 par value per share....            1,700,000          $0.15(4)         $255,000           $32.31


(1) Pursuant to Rule 416(a) under the Securities Act of 1935, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of Registrant Common Stock as reported on the Over-The Counter-Bulletin Board Market on July 9, 2004 to be $0.12 and $0.12, respectively.

(3) The offering price for shares subject to options outstanding on the date hereof is $0.22, which is the actual exercise price of such options.

(4) The offering price for shares subject to each Consulting Services Agreement is $0.15, which is the actual conversion price set forth in such agreements.

                                INTRODUCTORY NOTE

         This Registration Statement has been prepared and filed with the Securities and Exchange Commission (the "Commission") pursuant to and in accordance with the requirements of the General Instructions to Form S-8 for the purpose of effecting the registration under the Securities Act, as amended (the "Securities Act"), of (a) 1,526, 238 shares of Registrant Common Stock issuable pursuant to the terms of the Release and Stock Purchase Agreement between James Samuelson and the Registrant, (b) 937,777 shares of Registrant Common Stock issuable pursuant to the terms of the Option Agreement between James Samuelson and the Registrant, (c) 1,750,000 shares of Registrant Common Stock issuable pursuant to the terms of the Settlement Agreement and General Release among Richardson & Patel, a Law Corporation, Richardson & Patel LLP, LTDnetwork, Inc. and the Registrant, (d) 2,337,500 shares of Registrant Common Stock issuable pursuant to the terms of the Consulting Services Agreement between Allan Klepfisz and the Registrant and (e) 1,700,000 shares of Registrant Common Stock issuable pursuant to the terms of the Consulting Services Agreement between Chai Ong and the Registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Commission by the Registrant (File No. 0-230761) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

                  1. The Registrant's Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the Commission on May 18, 2004, as amended by Amendment No. 1 filed on Form 10-KSB/A for the fiscal year ended December 31, 2003 as filed with the Commission on July 14, 2004.

                  2. The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004 as filed with the Commission on June 21, 2004.

                  3. The Registrant's Current Report on Form 8-K as filed with the Commission on May 26, 2004.

                  4. The Registrant's Registration Statement on Form 10-SB12G filed with the Commission on February 10, 1998, together with all amendments thereto, pursuant to Section 12 of the Exchange Act in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           Description of Securities.

                  Not applicable.

ITEM 5.           Interests of Named Experts and Counsel.

                  The legality of the issuance of the Common Stock being registered hereby has been passed upon for the Registrant by Ropes & Gray LLP. On May 8, 2003, the Registrant issued to certain partners of Ropes & Gray LLP an aggregate of 360,677 shares of restricted Common Stock for the satisfaction of $45,000 in legal fees.

ITEM 6.           Indemnification of Directors and Officers.

                  Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for any breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of a dividend or approval of a stock repurchase in violation of the DGCL or for any transaction in which such director obtained an improper personal benefit. The Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates such personal liability to the extent provided in such Section 102.

                  Section 145 of the DGCL provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) in the case of a present or former director or officer, if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he or she reasonably believes to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall be adjudged to be liable to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply. The Registrant's Certificate of Incorporation, as amended, requires the Registrant to indemnify such persons to the fullest extent permitted by such Section 145.

                  Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

                  The indemnification provisions contained in the Registrant's certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Registrant may maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

ITEM 7.           Exemption from Registration Claimed.

                  Not applicable.

ITEM 8.           Exhibits.

Exhibit Number             Description
--------------             -----------

4.1 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K as filed with the Commission on January 14,
                  2000).

4.2 By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K as filed with the Commission on January 14, 2000).

4.3 Release and Stock Purchase Agreement, dated as of July 15, 2003, between James Samuelson and the Registrant (incorporated herein by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003 as filed with the Commission on September 24,
                  2003).

4.4* Option Agreement, dated as of March 12, 2004, between James Samuelson and the Registrant.

4.5* Settlement Agreement and General Release, dated as of May 17, 2004, among Pollet, Richardson & Patel, a Law Corporation, Richardson & Patel LLP, LTDnetwork, Inc. and the Registrant.

4.6* Consulting Services Agreement dated as of July 8, 2004 between Allan Klepfisz and the Registrant.

4.7* Consulting Services Agreement dated as of July 8, 2004 between Chai Ong and the Registrant.

5.1* Opinion of Ropes & Gray LLP as to the legality of the securities being registered.

23.1*             Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2* Consent of Marcum & Kliegman, LLP, Independent Registered Public Accounting Firm.

--------
* Filed herewith.

ITEM 9.           Undertakings.

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if this Registration
                           Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berlin, Germany on this 9th day of July 2004.

                                            ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                            By  /s/  Hans-Joachim Skrobanek
                                                ---------------------------
                                                     Hans-Joachim Skrobanek
                                                     President and Director

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated:  July 9, 2004                        /s/  James Samuelson
                                            ------------------------------------
                                                 James Samuelson
                                                 Vice President, Chief Financial
                                                     Officer and Secretary

Dated:  July 9, 2004                        /s/  Hans-Joachim Schuerholz
                                            -----------------------------------
                                                 Hans-Joachim Schuerholz
                                                 Director

Dated:  July 9, 2004                        /s/  Hans-Joachim Skrobanek
                                            ----------------------------------
                                                 Hans-Joachim Skrobanek
                                                 Director

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number    Description
--------------    -----------

4.1 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K as filed with Commission on January 14,
                  2000).

4.2 By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K as filed with the Commission on January 14, 2000).

4.3 Release and Stock Purchase Agreement, dated as of July 15, 2003, between James Samuelson and the Registrant (incorporated herein by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003 as filed with the Commission on September 24,
                  2003).

4.4* Option Agreement, dated as of March 12, 2004, between James Samuelson and the Registrant.

4.5* Settlement Agreement and General Release, dated as of May 17, 2004, among Pollet, Richardson & Patel, a Law Corporation, Richardson & Patel LLP, LTDnetwork, Inc. and the Registrant.

4.6* Consulting Services Agreement dated as of July 8, 2004 between Allan Klepfisz and the Registrant.

4.7* Consulting Services Agreement dated as of July 8, 2004 between Chai Ong and the Registrant.

5.1* Opinion of Ropes & Gray LLP as to the legality of the securities being registered.

23.1*             Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2* Consent of Marcum & Kliegman LLP, Independent Registered Public Accounting Firm.

-----------
* Filed herewith.